EXHIBIT 99.1

Building Capella’s Strong Position November 2017

This communication contains certain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “outlook,” “plan,” “project,” or similar words and may include statements with respect to, among other things, the proposed merger of a wholly-owned subsidiary of Strayer with and into Capella, including the expected timing of completion of the merger; the anticipated benefits of the merger, including estimated synergies; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. The statements are based on Strayer’s and Capella’s current expectations and are subject to a number of assumptions, uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, Strayer and Capella have identified important factors that could cause Strayer’s or Capella’s actual results to differ materially from those expressed in or implied by such statements. The assumptions, uncertainties and risks include: the risk that the merger may not be completed in a timely manner or at all due to the failure to obtain the approval of Strayer’s or Capella’s stockholders or the failure to satisfy other conditions (including obtaining required regulatory and educational agency approvals) to completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceeding that may be instituted against Strayer, Capella and others following the announcement of the merger; the amount of the costs, fees, expenses and charges related to the merger; the risk that the benefits of the merger, including expected synergies, may not be fully realized or may take longer to realize than expected; the risk that the merger may not advance the combined company’s business strategy and growth strategy; the risk that the combined company may experience difficulty integrating Strayer’s and Capella’s employees or operations; the potential diversion of Strayer’s and Capella’s management’s attention resulting from the proposed merger; and other risks and uncertainties identified in Strayer’s and Capella’s filings with the Securities and Exchange Commission. Actual results may differ materially from those projected in the forward-looking statements. Strayer and Capella undertake no obligation to update or revise forward-looking statements.

Additional Information and Where to Find It Investors and security holders are urged to carefully review and consider each of Strayer’s and Capella’s public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Strayer with the SEC may be obtained free of charge at Strayer’s website at www.strayereducation.com, in the “Investor Relations” tab at the top of the page, or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Strayer by requesting them in writing to 2303 Dulles Station Boulevard, Herndon, VA 20171. The documents filed by Capella with the SEC may be obtained free of charge at Capella’s website at www.capellaeducation.com, in the “Investor Relations” tab at the top of the page, or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Capella by requesting them in writing to 225 South 6th Street, 9th Floor, Minneapolis, Minnesota 55402. In connection with the proposed transaction, Strayer intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Strayer and Capella and a prospectus of Strayer, and each party will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF STRAYER AND CAPELLA ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to the stockholders of each party seeking the required shareholder approval. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Strayer or Capella as described above. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Certain Information Regarding Participants Strayer, Capella and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about Strayer’s directors and executive officers in its definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2017, and in other documents filed with the SEC by Strayer and its directors and executive officers. You can find information about Capella’s directors and executive officers in its definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2017, and in other documents filed with the SEC by Capella and its directors and executive officers. Additional information regarding the interests of these directors and executive officers in the proposed transaction will be included in the registration statement, joint proxy statement/prospectus or other documents filed with the SEC, if any, when they become available. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Strayer or Capella as described above. No Offer or Solicitations This document shall not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Why Invest in Capella • Reputation for academic quality • Track record of regulatory compliance • Proprietary competency -based learning model and direct assessment capabilities • Growth through innovation and extending into job-ready skills markets – Job-ready skill development in high-demand areas – Software development/coding boot camps Positioned for Shareholder Value Creation 3

Returning Value to Shareholders (Continuing operations) FY 2014 FY 2015 FY 2016 Earnings per diluted share $3.34 $3.55 $3.58 1 Dividends paid per share $1.40 $1.48 $1.56 Shares repurchased 282,192 485,146 489,133 Total 3-year shareholder return 2 119% 73% 43% 1 Includes 12 cents after-tax transaction -related costs and purchase accounting related items due to the acquisition of Hackbright and DevMountain in Q2 ’16 2 Base period starting on Dec. 31; 3 years prior to column indicated FY-end 4

Strategic Focus Offering the most direct path between learning and employment Post-Secondary Job-Ready Skills Education An innovative partnership between Capella Learning Solutions and Career Builder; Offering 5

Capella Segment Opportunity

CAPELLA EDUCATION COMPANY

($ in millions)

	Post-Secondary Education	Job-Ready Skills
FY 2016 Revenue	$424.1	$5.3
FY 2016 Operating Income	$76.9	($8.7)[1]
Long-term Growth and Shareholder Value Creation Opportunity	• Gain market share through innovative education models • Grow revenue in the mid-single digit percentage range • Grow earnings above revenue growth • Generate strong free cash flow	• Accelerate growth • Deepen differentiated program offerings • Build strategic employer relationships • Improve margin contribution

[1] Acquired Hackbright and DevMountain in Q2 '16; includes $2.3 million pre-tax transaction-related costs and purchase accounting related items

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Capella Education Company Financial Highlights • Business model leverage • Strong balance sheet – No debt – Strong cash position – Annual capital expenditures typically in the 5 to 6 percent of revenue range • Significant positive free cash flow • Historical quarterly dividend yield approximately 2 percent 7

Capella University’s Differentiation

Capella University: A Leader Delivering High-Quality Online Learning for Working Adults • Exclusively online • Founded in 1993 • Graduate focused university Certificates PhD/DOCTORAL 3% 24% • Reputation for academic quality and regulatory compliance BACHELOR’S MASTER’S • Leader in competency -based 26% 47% direct assessment programs • Pioneer of direct-assessment programs decoupled from credit hour requirements Capella University total enrollment of 37,223 learners as of 9/30/17 9

Capella University: Strong, Diverse and Attractive Demographics • 100% adults – Average age 39 years – Mid-career professionals – ~ 90% employed – ~ 90% enrolled part-time – 77% female – 51% learners of color • Learners seeking: – Rigorous academic experience – Relevant learning – Career advancement Most Direct Path to Career Goals 10

Capella University: Strong Graduate Career Outcomes Capella University median graduate salary compared to competition 1: Capella 2 # of Capella Program Difference to Schools Salary 3 Competitors 54 $55,307 52% Accounting 23 $48,865 22% Bachelor’s Business Information Administration Technology and Management, General 14 $89,294 78% and Management, General 29 $62,237 22% Master’s Health Business / Health Administration Care Administration / Management 8 $55,604 16% Education, General 7 $42,562 -5% Business Administration and Management, General 5 $92,751 16% Doctoral Educational Leadership and Administration, General 3 $77,193 0% Education, General 3 $72,965 0% Source: 2014 Gainful Employment Salary Data published by the U.S. Department of Education; Capella analysis 1: Capella comparison vs. segment (minimum of 2 schools reporting; programs with the most competitors by degree program selected) 2: Program references the CIP (Classification of Instructional Program Code) name used in the Gainful Employment downloadable database published by the DOE 3: % variance of reported Capella median salary vs. the average of all median salaries reported for all institutions (including Capella) in the respective category 11

Capella University: Strong Regulatory Track Record • 2014 3-year cohort-default rate of 6.9 percent – Below national, public, proprietary, and private not-for-profit institutions averages • Approximately 77 percent of revenues from Title IV program funds (as of 12/31/16) • First institution in U.S. to receive approval by accreditor and Department of Education to offer direct assessment programs at Bachelor and Master’s level 12

Capella University’s Differentiation Quality/Learner Academic Success Focus Deep Data Analytics Capabilities, Authentic Proprietary Assessment Capabilities Data/ Analytics Learning Model & Assessment Capabilities Driving Fully Embedded Program Around Designed Learner Success, Competency -Based Learning Model Professions Innovation, Differentiation Most Direct Path to Achieve Career Goals 13

Competency -Based Academic Model External Program Course Authentic Performance Standards Level Level Assessment Evaluation Advisory Criteria Boards Real world Employers scenarios Criteria Industry Learning Standards Competencies Outcomes Criteria Accreditors Real world scenarios State Boards Criteria Copyright © Capella University 2016. All rights reserved.

Capella University’s Differentiated Online Learning Models Capella Credit-Based/Guided Path Capella FlexPath Curriculum Competency -based; Aligned to external standards Assessment Model Authentic, real-world assessment Rich faculty feedback Learner Support Faculty, coaching and academic advising, tutoring, Library, Competency Structure Map, etc. Recommended source materials or Learning Resources Required textbooks and materials resources of learners choosing Accumulate credits through Academic Progress Demonstrate competency mastery earned grades Assignments and course activity Weekly 12 weeks fromcourse start date deadlines weekly Predetermined by faculty Pace Determined by learner and academic calendar Cost Pay per credit Subscription, all you can master 15

Capella Markets and Growth Opportunities 16

Market Opportunity by Segment Post-Secondary Job-Ready Skills Education 1.6 million adult online Millions need upskilling Large Markets learners throughout career Significant growth opportunity Highly fragmented; market Market Growth due to introductory market flat stage • Gain market share • Expand in current and new through innovative new locations education models like • Develop a differentiated FlexPath and continued market position Capella differentiation Opportunity • Expand market by 20% for online adult education through FlexPath offering 17

Serving 6 Large and Growing Markets Fully Online USA Enrollment Post-Secondary Vertical Working Adults> age 25 Markets (Fall 2013) Bachelor’s Master’s or Vertical market characteristics: Degree Higher Healthcare/ • Highly fragmented market Nursing 199,000 146,000 • 3 to 4% CAGR for new and Business 420,000 202,000 replacement jobs through 2020 IT 133,000 20,000 • High knowledge worker concentrations Education 46,000 152,000 • Expandable with innovation and Public 168,000 43,000 new education models Admin/Safety Behavioral 42,000 67,000 Sciences Total 1,008,000 630,000 Pursuing Market Share Gains Sources: 2015 Capella research, Eduventures, IPEDS, NCES, NCHEM, Bureau of Labor Statistics (BLS) 18

Driving Growth through Innovation Post-Secondary • Drive flexibility and affordability – FlexPath direct assessment program – SOPHIA Pathways for College CreditTM – Redefining employer relationships – Programs designed to meet current market demand Leveraging Capella’s Core Capabilities to Drive Differentiation and Innovation 19

Capella's Unique Flexible Degree Opportunity

Capella Education Company

Post-Secondary

Flexible Degree Market at Full Penetration[1]


Flexible degrees ~40%
Credit hour ~60%

- Limited competition in flexible degree/direct assessment programs like FlexPath
- Market expansion by up to 20% by attracting learners previously not considering post-secondary education[2]
- Capella has first mover advantage
- Strong demand drivers
- Overall market share expansion

[1]2015 Capella Research, Eduventures, US Census Bureau; [2]2015 Capella Research

Driving Affordability, Flexibility and More Direct Path to Career Success

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Driving Growth through Learner Success Post-Secondary • Learner success – Balances out some new enrollment volatility in total enrollment growth model – Comprehensive focus on improving early cohort persistence (1st 4 quarters enrolled) – Fully online model and comprehensive data analytics capabilities driving improvements – Culture focused on learner success 21% improvement over 5 years of early cohort persistence improvements (as of 12/31/16) 21

Driving Growth through Marketing Execution Building Media Relation- channels Reputation Post-Secondary ships • Leveraging analytics to drive marketing Site or Landing Page visit efficiencies, learner Site Experiences success, innovation • Increasingly Inquiry personalized Application marketing • Deeper relationships New Enrollment with employers 22

Emerging Job-Ready Skill Opportunities Job-Ready Skills • Capella Learning Solution Offering; exclusive partnership with CareerBuilder – RightSkill SM – Identify skills needed and candidates for up-skilling, deliver learning, place consumer in job • Unique offering in software engineering and coding school market – DevMountain – Hackbright Academy Most Direct Path to Career Success 23

Driving Long -term Growth by Expanding Markets Job-Ready Skills • Acquisitions in April/May 2016 Accessible, affordable, teaching Serves only women and focused Mission leading -edge technology trends and on changing the gender gap in languages technology Secondary tech hubs that support DevMountain’s affordability mission -Location Tech Hub: San Francisco Provo and Salt Lake City, UT; Dallas, TX; Phoenix, AZ Entry-level Web and iOS developer Entry-level software engineering Placement and UX Design positions positions Online In development stage In exploration stage potential 24

Driving Long -term Growth by Expanding Markets Job-Ready Skills • Partnership announced in February 2016 CareerBuilder: a globalleader in human capital solutions; Partnership Capella Learning Solutions: a market leader in building high-quality, professional learning solutions Job seekers: interactive experiences to learn, practice, and verify skills for in-RightSkill Offering demand careers; direct path to interviews with employer hiring partners Employers: verified, job-ready candidates RightSkill -verified candidates are quicker to perform, retain longer, and cost less to find and train Value Proposition Quickly supply a new pool of job-ready candidates in areas experiencing a gap between employer demand and experienced job seekers Customer Service Assistant Restaurant Focus Areas for Up- Technical Support Representative Manager Skilling and Assessing Job-ReadySkills Retail Management Staffing Recruiter 25

Capella’s Position Post-Secondary Job-Ready Education Skills • Serving large, attractive markets • Focusing on Capella University market share growth – Building brand awareness and consideration – Further differentiating value proposition • Driving learner success • Developing innovative new learning models • Expanding into job-ready skills market 26

Financial Highlights

Financial Model Drivers Graduate focus = Strong revenue per learner Stabilized revenues and Longer degree programs = operating margins Revenue growth = Operating margin leverage Productivity & learner success Data analytics = improvements Financial flexibility and = Shareholder value drivers cash generation Innovation and long-term Proprietary learning model = sustainable growth 28

Stable Revenue and Operating Margin Revenues 1 Operating Income 1 ($ in millions) ($ in millions) $429 $70 $68 $68 $417 $408 16.6% 16.9% 15.9% 2014 2015 2016 2014 2015 2016 2 % indicates operating margin 1 Arden University results are excluded due to the divestiture in 20162 2016 operating income and operating margin include $2.3 million transaction -related costs and purchase accounting related items due to acquisitions of Hackbright and DevMountain Stabilized Financial Performance; Improved Operating Performance 29

Capella University Annual Y-o-Y Enrollment 2014 2015 2016 8.7% Post-Secondary • Third consecutive year of total enrollment 5% 4% growth driving financial 3.7% results 3.4% 2.5% – Persistence improvements 2% smooth out new enrollment 0.6% volatility Average Quarterly Total Enrollment Growth -0.9% New Enrollment Growth Early Cohort Persistence 1 1Early cohort persistence calculated as 4 quarter rolling average from first quarter census date to fourth quarter census date Performance Trends Stabilized 30

Strong Stable Cash Flow Generation ($ in millions) $85 Uses of Cash FY 2016 1 Investments in $70 $68 $68 • FlexPath $60 $60 • Analytics & marketing capabilities • Learner success & courses • Job-ready skills offerings • Infrastructure Return to Shareholders $18 million Cash Dividends (asof Dec. 2016 2014 2015 2016 $0.41/share quarterly) 1 Operating Income—Continuing Operations Share Cash from Operating Activities—Continuing Operations 2 $26 million Repurchases (489,133 shares) 1 2016 operating income includes $2.3 million transaction-related costs and purchase accounting related items due to acquisitions of Hackbright and DevMountain; 2 2016 includes $13.6 million of lease incentives Strong Cash Flow Generation Fully Funding Operations and Investments 31

Positioned for Long-term Growth • Strong financial position • Three consecutive years of annual total enrollment growth • Well positioned for continued growth – Differentiated value proposition – Learner success traction – Game-changing innovation – Market expansion • Strong regulatory compliance track record Drive Long-Term Shareholder Value 32

Thank You

Contact Information For additional information please contact: Heide Erickson Director, Investor Relations Capella Education Company Capella Tower 225 South Sixth Street Minneapolis, MN 55402 612.977.5172 Heide.Erickson@Capella. edu www.capellaeducation. com (Corporate Site) www.capella. edu (Learner Site) 34